Exhibit 99.1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G/A (including amendments thereto) with respect to the Ordinary Shares (represented by ADS, each of which represents one Ordinary Share) of Autolus Therapeutics plc and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. It is understood and agreed that the joint filing of the Schedule 13G/A shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

Dated: May 15, 2026


MAK CAPITAL FUND LP
By: MAK GP LLC, general partner
By: /s/ Michael A. Kaufman

______________________________
Michael A. Kaufman, Managing Member


MAK CAPITAL ONE L.L.C.
By: /s/ Michael A. Kaufman

______________________________
Michael A. Kaufman, Managing Member


/s/ Michael A. Kaufman

______________________________
MICHAEL A. KAUFMAN